DALE MATHESON
  CARR-HILTON LABONTE
---------------------
CHARTERED ACCOUNTANTS




December 16, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.,
Washington  DC  20549


Re: Dujour Products Inc. -Form SB-2/A Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated December 16, 2005, of the following:

* Our Report to the Stockholders and Board of Directors of Dujour Products Inc. dated April , 2005 on the financial statements of the Company as March 31, 2005 and at December 31, 2004 and for the periods from March 28, 2004 (inception) to December 31, 2004, the three months ended March 31, 2005 and the period March 28, 2004 (inception) to March 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia